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                                                          Exhibit 10(iii)A(2)(g)


                                   APPENDIX F


F.1      Eligible Individual        George H. Gilmore

F.2 Effective Date Pursuant to Section 2.1(b), the Eligible Individual's date of participation shall be June 1, 1999.

F.3 Special Provisions The following special provisions shall apply to the Eligible Individual's participation in the Plan.

         (a) The Eligible Individual will qualify as a Vested Terminee if he completes 5 years of employment with NSI from June 1, 1999 to his Termination Date.

         (b) The Eligible Individual will receive a year of Credited Service under Section 2.3 of the Plan for each 12-month period he is employed by the Company or an Adopting Employer for the period from June 1, 1999 to his Termination Date. If the Eligible Individual's final year of Credited Service is not a full year, he shall receive partial credit for such year based upon the number of complete months worked during such partial year.

Except as otherwise specifically provided in this Appendix F, the Eligible Individual's benefits under the Plan shall be determined under the standard provisions of the Plan.